                                                                      EXHIBIT 11

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                Statement of Earnings Per Share of Common Stock

                                                                         Dollars and Shares in Millions
                                                                             (except per share data)
                                                                      -------------------------------------
                                                                             Years Ended December 31,
                                                                      -------------------------------------
                                                                     1994             1993             1992
                                                                     ----             ----             ----
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                      43.1             35.5             32.8
       Dilutive effect of stock options                                  .4                -                -
                                                                    -------         --------         --------
                                                                       43.5             35.5             32.8
                                                                    =======          =======          =======
   Income (loss) before cumulative effect of
       change in accounting principle                               $ 107.4          $ (37.6)         $(159.4)
   Cumulative effect of change in
       accounting principle                                               -                -           (656.2)
                                                                   --------         --------          -------
   Net income (loss)                                                  107.4            (37.6)          (815.6)
   Dividends on preferred stock                                        28.4             32.0             32.1
                                                                   --------         --------          -------
   Net income (loss) applicable                                    $   79.0         $  (69.6)         $(847.7)
                                                                   ========         ========          =======
   Per Share of Common Stock:
       Before cumulative effect of
          change in accounting principle                           $   1.81         $  (1.96)         $ (5.83)
       Cumulative effect of change in
          accounting principle                                            -                -           (19.99)
                                                                   --------         --------          -------
       Net income (loss)                                           $   1.81         $  (1.96)         $(25.82)
                                                                   ========         ========          =======

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                      43.1             35.5             32.8
       Assumed conversion of leveraged
          Series E Preferred Stock                                      3.0                -                -
       Dilutive effect of stock options                                  .5                -                -
                                                                    -------         --------         --------
                                                                       46.6             35.5             32.8
                                                                       ====             ====             ====
   Income (loss) before cumulative effect of
       change in accounting principle                               $ 107.4          $ (37.6)         $(159.4)
   Cumulative effect of change in
       accounting principle                                               -                -           (656.2)
                                                                   --------         --------          -------
   Net income (loss)                                                $ 107.4          $ (37.6)         $(815.6)
   Dividends on antidilutive preferred stock                           20.5             32.0             32.1
   Additional ESOP funding required on
       conversion of Series E Preferred Stock                           7.9                -                -
                                                                  ---------         --------         --------
   Net income (loss) applicable                                     $  79.0          $ (69.6)         $(847.7)
                                                                    =======          =======          =======
   Per Share of Common Stock:
       Before cumulative effect of
          change in accounting principle                           $   1.70         $  (1.96)         $ (5.83)
       Cumulative effect of change in
          accounting principle                                            -                -           (19.99)
                                                                  ---------        ---------          -------
       Net income (loss)                                           $   1.70         $  (1.96)         $(25.82)
                                                                   ========         ========          =======

Note - Series G Exchangeable Preferred Stock was converted to common stock in 1994.

           The assumed conversion of Series A, non-leveraged Series E and Series G Preferred Stock was antidilutive in all three years. The assumed conversion of leveraged Series E Preferred Stock was antidilutive in 1993 and 1992.